SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities
           Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  x
Filed by a Party other than the Registrant  o

Check the appropriate box:
o  Preliminary Proxy Statement       o Confidential, for Use of the
o  Definitive Proxy Statement          Commission Only (as permitted
x  Definitive Additional Materials     by Rule 14a-6(e)(2))
o  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

              AMERICAN INDUSTRIAL PROPERTIES REIT
        (Name of Registrant as Specified in Its Charter)

                         Not Applicable
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
o    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
o    $500  per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
o    Fee  computed  on table below per Exchange  Act  Rules  14a-
     6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

x     Fee paid previously.


o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:



             (AIP REIT Letterhead appears here)




                        URGENT NOTICE



November 27, 1995


Dear Fellow Shareholder:

The Annual Meeting of Shareholders for American Industrial Properties REIT is scheduled to be held on December 13, 1995, and we have attempted to contact you by telephone to discuss this year's important meeting agenda. To date we have been unable to reach you by phone.

It is extremely important that we discuss a number of critical issues with you. We would appreciate it if you would take a moment and please call our proxy solicitor, Corporate Investor Communications, Inc. (CIC) at (800)346-7885.

Thank  you for your interest in the affairs of your company,
American  Industrial  Properties REIT.   I  appreciate  your
cooperation.


Sincerely,

/s/Charles W. Wolcott
Charles W. Wolcott
President and Chief Executive Officer